Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, Amendment No. 2, of our report dated September 23, 2020, relating to the balance sheet of Legato Merger Corp. as of August 6, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from June 26, 2020 (inception) through August 6, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
October 29, 2020